Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of The Marquie Group, Inc.

We consent to the inclusion in the Form S-1/A Registration Statement under the Securities Act of 1933 of The Marquie Group, Inc. of our report dated September 3rd, 2024, of the consolidated balance sheet and the related consolidated statements of operations, consolidated stockholders’ equity, and cashflows for the years ended May 31, 2024, and 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

November 15, 2024